THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE U.S. SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

SUBORDINATED CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

TO:	ROCKWELL VENTURES INC. (“Rockwell” or the “Issuer”)

FROM:	_______________________________________________________
(Investor Name)

RE:	Purchase of Subordinated Convertible Notes of Rockwell Ventures Inc.

REFERENCE DATE:	June 30, 2006

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from Rockwell, on the terms and conditions set forth in Schedule A attached hereto (together with the first three pages, the “Agreement”), the subordinated convertible notes (the “Notes”) in the capital of Rockwell set out on page 2 hereof.

INSTRUCTIONS FOR COMPLETING THIS SUBSCRIPTION

1.	Complete the information required on page 2 with respect to Note subscription amounts and registration and delivery particulars.

2.	Complete the applicable forms (the “Forms”) at the end of this Schedule A:

(a) All Subscribers – Schedule B – Personal Information Acknowledgement and Consent. For subscribers outside of Canada and the United States, you are now finished;

(b)

Subscribers resident in Canada, if not officers, directors, employees or close friends or business associates thereof, must complete and sign Schedule C – Representation Letter For Accredited Investors;

(c)

Subscribers resident in Canada, and are officers, directors, employees or close friends or business associates thereof, must complete and sign Schedule D – Representation Letter For Family, Friends and Business Associates;

(d)

Subscribers who were offered the Notes in the United States, who execute or deliver this Agreement in the United States, or who are “U.S. Persons” (as hereinafter defined) must be “accredited investors” within the meaning assigned in Rule 501(a) of Regulation D promulgated under the U.S. Securities Act, and must complete and sign Schedule E – Certificate of U.S. Purchaser.

3.

Return this Agreement and all Schedules to Rockwell at Suite 1020 – 800 West Pender Street, Vancouver, British Columbia, V6C 2V6 with a certified cheque, money order or bank draft drawn on a Canadian chartered bank and made payable to Rockwell Ventures Inc. in the amount of the applicable subscription funds, or in such other manner as may be acceptable to Rockwell.

Rockwell Wiring Instructions:

CIBC ACCOUNT ACCOUNT NAME: BANK:	Canadian Account Rockwell Ventures Inc. Canadian Imperial Bank of Commerce Commerce Place, Vancouver, B.C.	SWIFT NO: ACCOUNT NO.: TRANSIT NO.:	CIBC CATT 79-09918 10

Registration and Delivery Instructions

______________________________________________	Dollar Amount of Notes purchased (amount paid now):
(Name of Subscriber - please print)	Cdn$______________________

______________________________________________
(Authorized Signature of Subscriber)	If the Subscriber is signing as agent for a principal and is not a trust company or a portfolio manager, in either
______________________________________________	case, purchasing as trustee or agent for accounts fully
(Official Capacity or Title if Subscriber is not an individual	managed by it, complete the following and ensure that
- please print)	Schedule C, D or E is completed on behalf of such
principal:
______________________________________________
(Please print the name of the individual whose signature	______________________________________________
appears above if it is different from the name of the	(Name of Principal)
Subscriber printed above.)
______________________________________________
______________________________________________	(Principal’s Address)
(Subscriber’s Address)
______________________________________________
______________________________________________
(Subscriber’s Address)

______________________________________________
(Telephone Number) (E-Mail Address)

______________________________________________
(Social Insurance Number or Federal Corporate Tax Account
Number)

Register the Notes as follows:	Deliver the Notes as follows:

______________________________________________	______________________________________________
(Name)	(Name)

______________________________________________	______________________________________________
(Account reference, if applicable)	(Account reference, if applicable)

______________________________________________	______________________________________________
(Address)	(Contact Name)

______________________________________________	______________________________________________
(Address)	(Address)

______________________________________________
(Address)

ACCEPTANCE

	)	ROCKWELL VENTURES INC.
Accepted and agreed to by Rockwell as of the _______	)
day of _____________________, 2006.	)
	)	Authorized Signatory

SCHEDULE A
TERMS OF SUBSCRIPTION

Re:      Purchase of Rockwell Notes Exempt from Prospectus Requirements

1.                     Definitions

1.1	(a) “Accredited Investor” means, for a Subscriber resident in Canada or the United Sates a high net worth or high income person, specifically defined on the relevant attachments hereto as an Investor;

(b) “Additional Bonus Payment Date” means March 31, 2007,

(c)         “Applicable Securities Laws” means the securities legislation having application, and the rules, policies, notices and orders issued by applicable securities regulatory authorities, including the TSXV Venture Exchange(the “TSXV”) having application over this Offering and the Issuer;

(d) “Bonus Payment Date” means each of the Closing Date and September 30, 2006;

(e)         “Closing” means a completion of an issue and sale by the Issuer and the purchase by the Investors of the Notes pursuant to this Subscription Agreement at or about 11:00 a.m. on the Closing Date. Closings may occur on one or more dates as the Issuer may determine within the requirements of the TSXV;

(f)         “Closing Date” means a day following TSXV acceptance of this Subscription Agreement and others which form part of the Offering and which is expected to be on or about July 7, 2006, as the Issuer may determine within the requirements of the TSXV. On the Closing Date, the Notes will be issued and certificates representing the Notes and the Bonus Amount will be mailed to the Investor;

(g) “Equity Financing Price” means the price of the Shares sold by the Issuer in its first substantially arms-length equity financing of not less than $5 million which is completed after the Closing;

(h)         “Exempt Amount Exemption” means the exemption from the prospectus requirements under Applicable Securities Laws for subscriptions of Cdn$150,000 which do not require the Investor to be an Accredited Investor or to provide a certificate;

(i) “Exemptions” means the exemptions from the registration and prospectus or equivalent requirements under Applicable Securities Laws;

(j)         “Financing Notice” means a written notice delivered by Rockwell to the Noteholders advising the Noteholders that Rockwell has engaged an underwriter to complete an equity financing of not less than Cdn.$5 million;

(k)         “Foreign Portfolio Manager” means a person who carries on business as a “portfolio manager” (within the meaning of that term under Applicable Securities Laws) in an International Jurisdiction and who purchases Notes as an agent for fully managed accounts;

(l) “Family, Friends and Business Associates Exemption” means the exemption from prospectus requirements found in Section 2.5 (1) of NI 45-106;

(m) “fully managed” in relation to an account, means that the Investor has the discretion as to the account as contemplated by Applicable Securities Laws;

(n) “International Jurisdiction” means a country other than Canada or the United States;

(o) “Investor” means the person or persons named as Investor on the execution page of this Subscription Agreement and if more than one person is so named, means all of them jointly and severally;

(p)         “NI 45-102” means National Instrument 45-102 - Resale of Securities of the Applicable Securities Laws;

(q)         “material” means material in relation to the Issuer and any subsidiary considered on a consolidated basis;

(r)         “material change” means any change in the business, operations, assets, liabilities, ownership or capital of the Issuer and any subsidiary considered on a consolidated basis that would reasonably be expected to have a significant effect on the market price or value of the Issuer’s securities;

(s)         “material fact” means any fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the Issuer’s securities;

(t)         “misrepresentation” is as defined under Applicable Securities Laws;

(u)         “NI 45-106” means National Instrument 45-106 in the form adopted by the securities commissions in all provinces and territories of Canada (a copy is available from the Issuer or online at www.bcsc.bc.ca);

(v)         “Note Conversion Notice” means a notice delivered to Rockwell within five (5) business days of the date of delivery of the Financing Notice to the Noteholder;

(w)         “Noteholder” means a holder of the Notes issued pursuant to this Agreement;

(x)         “Notes” means the subordinated convertible promissory notes of the Issuer to be issued pursuant to the Offering;

(y)         “Offering” means the sale by the Issuer of up to Cdn.$8.4 million of Notes of the Issuer on the terms set forth in this Agreement. There is no minimum aggregate Offering and the Issuer reserves the right to decrease or increase the size of the Offering at its discretion;

(z)         “Portfolio Manager” means an adviser who manages the investment portfolio of clients through discretionary authority granted by one or more clients;

(aa)       “Public Record” means information which has been publicly filed by the Issuer under Applicable Securities Laws;

(bb)       “Principal Canadian Jurisdictions” means Ontario, British Columbia, Alberta and certain other jurisdictions referred to in National Instrument 45-106;

(cc)       “Maturity Date” means March 31, 2007;

(dd)       “Regulation D” means Regulation D under the U.S. Securities Act;

(ee)       “Regulation S” means Regulation S under the U.S. Securities Act;

(ff)        “Share” means a common share without par value in the capital of Rockwell;

(gg)       “Subscription Agreement” means this subscription agreement between the Investor and the Issuer, including all Schedules incorporated by reference as it may be amended or supplemented from time to time;

(hh)       “TSXV” means the TSX Venture Exchange;

(ii)        “U.S. Person” means a U.S. Person as defined in Regulation S” (the definition of which includes, but is not limited to, a natural person resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States); and

(jj)       “U.S. Securities Act” means the Securities Act of 1933, as amended, of the United States of America.

1.2                 Words and phrases which are used in this Subscription Agreement and all Schedules thereto and which are defined in NI 45-106 shall have the meaning ascribed thereto in NI 45-106, unless otherwise specifically defined in Section 1.1 of this Subscription Agreement.

2.                   Terms of Notes, Bonus Amount and Additional Bonus Amount

2.1                 The undersigned (the “Investor”) hereby irrevocably subscribes for and agrees to purchase from the Issuer on the terms and conditions set forth herein, the dollar value of Notes of the Issuer set out above the Investor’s name on the execution page of this Subscription Agreement. This Subscription Agreement will be deemed to have been made and be effective only upon its acceptance by the Issuer.

2.2                 The Investor acknowledges and agrees (on its own behalf and, if applicable, on behalf of each person on whose behalf the Investor is contracting) that the Notes subscribed for by it hereunder form part of a larger issuance and sale by the Issuer of up to $8.4 million of Notes, and that the Issuer may increase the size of the Offering, in the discretion of the Issuer.

2.3                 The Notes will mature and be repaid by the Issuer on the Maturity Date. The Notes will rank pari passu to all other Notes outstanding and will be subordinate to the Credit Facility to be provided by Quest Capital Corp. (“Quest”).

2.4                 As consideration for the Notes, the Issuer will issue to the Noteholder on each Bonus Payment Date such number of Shares of the Issuer as is equal to five percent (5%) of the outstanding principal amount owing under the Note on the such Bonus Payment Date divided by the average of the closing price of the common shares of the Issuer for the five trading days preceding the Bonus Payment Date, less a 10% discount. All such Shares issued will be subject to a four month hold period commencing on the Bonus Payment Date.

2.5                 As additional consideration for the Notes, the Issuer will issue to the Noteholder on the Additional Bonus Payment Date such number of Shares of the Issuer as is equal to five percent (5%) of the daily average outstanding principal amount owing under the Note during the period January 1, 2007 and the Additional Bonus Payment Date divided by the average of the closing price of the common shares of the Issuer for the five trading days preceding the Bonus Payment Date. All such Shares issued will be subject to a four month hold period commencing on the Additional Bonus Payment Date.

2.6                 Subject to earlier repayment of the Notes, the holders of the Notes shall have the right (the “Conversion Right”), exercisable within five (5) business days of the delivery of the Financing Notice to the Noteholder, to convert all and not less than all of the principal amount then outstanding under the Note and all accrued but unpaid Additional Bonus Payment amounts into fully paid and non-assessable Shares. Upon exercise of the Conversion Right the Noteholder will receive that number of Shares rounded to the nearest whole number obtained by dividing the outstanding principal amount plus all accrued but unpaid Additional Bonus Payment amounts owing on the Note minus a 3% discount, by the Equity Financing Price.

2.7                 The Issuer may repay the Notes at any time, without penalty, if

(a)          such prepayment is made on the last business day of the calendar month; and

(b)          the Issuer provides the Noteholders with at least 10 business days written notice.

2.8                 Repayment of the Notes will be secured by a security interest over all of the assets of the Issuer, which security interest will be subordinated to the security interest of Quest Capital Corp. set out below.

2.9                 The Investor acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Investor is contracting) that concurrently with the Offering, the Issuer will enter into a credit facility with Quest Capital Corp. for $6.0 million. The terms of the Credit Facility are substantially the same as the terms of the Notes, except that the Credit Facility will be secured by a first charge over all of the assets of the Issuer and its subsidiaries. The Investor hereby acknowledges and agrees with the Issuer and with Quest Capital Corp. that the security interest granted under Notes will be fully subordinated to Quest Capital Corp.’s security interest pursuant to the Credit Facility. The Investor acknowledges and agrees that, in the event that the Issuer has insufficient funds to pay amounts owing on the Credit Facility and the outstanding Notes, payment shall first be made on all amounts due and payable on the Credit Facility from time to time, and only then shall be paid on the amounts due and payable on the Notes. The Investor hereby appoints the President of the Issuer as the Investors attorney, to execute any agreement or understanding between the Investor and Quest Capital Corp. acknowledging the subordination of the Investor’s security interest and granting priority to Quest Capital Corp. in respect of all payments made by the Issuer in respect of the Credit Facility and the Notes.

3.                   Closing

3.1                 The Investor will deliver to the offices of the Issuer aggregate subscription funds and subscription documents completed in accordance with the instructions on the face page of this Agreement and arrange for concurrent delivery of certified funds. On request by the Issuer, the Investor agrees to complete and deliver any other documents, questionnaire, notices and undertakings as may possibly be required by regulatory authorities, stock exchanges and Applicable Securities Laws to complete the transactions contemplated by this Agreement. Delivery of the Notes will be completed by the Issuer at the offices of Lang Michener LLP, Barristers & Solicitors, counsel to Rockwell, 1500, 1055 W. Georgia Street, Vancouver, B.C. V6E 4N7 on the Closing Date at which time certificates representing the Notes will be available against payment of funds for delivery to the Investor as the Investor shall instruct. The Investor hereby waives receiving any prior notice of Closing.

4.                   Investor’s Acknowledgements – Regarding Risk, Restrictions, Independent Advice

4.1                 The Investor represents and warrants and acknowledges and agrees with (on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Investor is contracting hereunder) the Issuer that:

(a)          its decision to execute this Subscription and purchase the Notes agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Issuer, and that its decision is based entirely upon its review of information about the Issuer in the Public Record;

(b)          no prospectus has been filed by the Issuer with any securities commission or similar authority, in connection with the issuance of the Notes, and the issuance and the sale of the Notes is subject to such sale being exempt from the prospectus/registration requirements under Applicable Securities Laws and accordingly:

(i)          the Investor is restricted from using certain of the civil remedies available under such legislation;

(ii)         the Investor may not receive information that might otherwise be required to be provided to it under such legislation; and

(iii)        the Issuer is relieved from certain obligations that would otherwise apply under such legislation;

(c)          the Investor (or others for whom the Investor is contracting hereunder) has been advised to consult its own legal advisors with respect to the merits and risks of an investment in the Notes and with respect to applicable resale restrictions and it (or others for whom it is contracting hereunder) is solely responsible (and the Issuer is in no way responsible) for compliance with applicable resale restrictions;

(d)          to the knowledge of the Investor, the sale of the Notes was not accompanied by any advertisement;

(e)          the offer made by this Subscription is irrevocable (subject to the right of the Issuer to terminate this Subscription) and requires acceptance by the Issuer;

(f)          this Subscription is not enforceable by the Investor unless it has been accepted by the Issuer and the Investor waives any requirement on the Issuer’s behalf to communicate immediately its acceptance of this Subscription to the Investor;

(g)          thInvestor is aware that the Issuer has announced a proposed merger Great China Mining Inc. described in the Public Record and the Investore Investor is sophisticated in financial investments, has had access to and has received all such information concerning the Issuer that the Investor has considered necessary in connection with the Investor’s investment decision and the Investor will not receive an offering memorandum or similar disclosure document;

(h)          the subscription proceeds will be available to the Issuer on Closing and this subscription is not conditional on any other subscription completing;

(i)          no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Notes;

(j)          the Issuer will rely on the representations and warranties made herein or otherwise provided by the Investor to the Issuer in completing the sale and issue of the Notes to the Investor; and

(k)          the  acknowledges that this subscription is not conditional on the merger completing and that there is no assurance of the merger completing.

(Investors outside of Canada, go to Section 5, subparagraph 5.2)

4.2                     The Investor hereby acknowledges and agrees that the subscription proceeds, subject to any statutory rights of the Investor, will be immediately advanced to the Issuer prior to the Closing Date and held by it pending closing or for return if for any reason Closing does not occur.

5.                       Investor’s Exemption Status

5.1                     The Investor, by its execution of this Subscription Agreement, hereby further represents, warrants to, and covenants with, the Issuer (which representations, warranties and covenants shall survive the Closing of the Offering) that the Investor is purchasing the Notes as principal for its own account, it is purchasing such Notes not for the benefit of any other person, and not with a view to the resale or distribution of the Notes and one of the following Exemptions applies to the Investor:

(a)          Insiders’ Family, Close Friends and Business Associates Exemption

The Investor is:

(i)          a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer,

(ii)         a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer,

(iii)        a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Issuer or of an affiliate of the Issuer,

(iv)         a close personal friend of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer,

(v)          a close business associate of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer,

(vi)         a founder of the Issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Issuer,

(vii)        a parent, grandparent, brother, sister or child of a spouse of a founder of the Issuer,

(viii)       a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (i) to (vii), or

(ix)         a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs (i) to (vii);

(NOT AVAILABLE FOR RESIDENTS IN ONTARIO OR SASKATCHEWAN)

(b)	Minimum Amount Exemption

(i)          The aggregate purchase price for the Notes will not be less than Cdn.$150,000 paid in cash at the time of purchase, and the Investor has not been created or used solely to purchase or hold the Notes in reliance on this Exemption;

(c)	Accredited Investor Exemption

The Investor is an “Accredited Investor” and the Investor has properly completed and duly executed the Representation Letter for Accredited Investors attached to this Subscription Agreement as Schedule C indicating the means by which the Investor is an Accredited Investor and confirms the truth and accuracy of all statements made by the Investor in such certificate; or

(d)	For residents of Ontario only, the Investor is:

	(i)	a founder of the Issuer,

	(ii)	an affiliate of a founder of the Issuer,

	(iii)	a spouse, parent, brother, sister, grandparent or child of an executive officer, director or founder of the Issuer, or

	(iv)	a person that is a control person of the Issuer.

5.2                       Investors Outside of Canada

If the Investor is resident in a jurisdiction outside of Canada it acknowledges and certifies that:

(a)          no securities commission or similar regulatory authority has reviewed or passed on the merits of the Notes;

(b)          there is no government or other insurance covering the Notes;

(c)          there are risks associated with the purchase of the Notes;

(d)          there are restrictions on the Investor’s ability to resell the Notes and it is the responsibility of the Investor to determine what those restrictions are and to comply with them before selling the Notes; and

(e)          the Issuer has advised the Investor that the Issuer is relying on an exemption from the requirements to provide the Investor with a prospectus and to sell the Notes through a person registered to sell the Notes under Applicable Securities Laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Investor;

(f)          the Investor is knowledgeable of securities legislation having application or jurisdiction over the Investor and the Offering (other than the laws of Canada and the United States) which would apply to this subscription;

(g)          the Investor is purchasing the Notes pursuant to exemptions from any prospectus, registration or similar requirements under the laws of that International Jurisdiction and or, if such is not applicable, the Investor is permitted to purchase the Investor’s Notes, and the Issuer has no filing obligations in the International Jurisdiction;

(h)          no laws in the International Jurisdiction require the Issuer to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction;

(i)          the Notes are being acquired for investment only and not with a view to resale and distribution within the International Jurisdiction; and

(j)          if it is a resident of the United Kingdom then it complies with the provisions of §7.1 of this Subscription Agreement as if it were a resident of British Columbia and it is a person of the described in Article 11(3) of the Financial Services Act, 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, and is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of its business.

5.3                      Other General Representations Applicable to All Investors

(a)          the Investor has no knowledge of a “material fact” or “material change”, as those terms are defined in Applicable Securities Laws, in respect of the affairs of the Issuer that has not been generally disclosed to the public;

(b)          the Investor (and, if applicable, any beneficial purchaser for whom it is acting) is resident in the jurisdiction set out under the heading “Name and Address of Investor” on the execution page of this Subscription Agreement;

(c)          the Investor has the legal capacity and competence to enter into and execute this Subscription and to take all actions required pursuant hereto and, if the Investor is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution of this Subscription Agreement on behalf of the Investor;

(d)          the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Investor or of any agreement, written or oral, to which the Investor may be a party or by which the Investor is or may be bound;

(e)          the Investor has duly and validly authorized, executed and delivered this Subscription Agreement and understands it is intended to constitute a valid and binding agreement of the Investor enforceable against the Investor;

(f)          in connection with the Investor’s investment in the Notes, the Investor has not relied upon the Issuer for investment, legal or tax advice, and has, in all cases sought the advice of the Investor’s own personal investment advisor, legal counsel and tax advisers or has waived its rights thereto and the Investor is either experienced in or knowledgeable with regard to the affairs of the Issuer, or either alone or with its professional advisors is capable, by reason of knowledge and experience in financial and business matters in general, and investments in particular, of evaluating the merits and risks of an investment in the Notes and is able to bear the economic risk of the investment and it can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with the investment in the Notes;

(g)          no person has made to the Investor any written or oral representations:

(i)          that any person will resell or repurchase the Notes;

(ii)         that any person will refund the purchase price for the Notes;

(iii)        as to the future price or value of the Notes; or

(iv)          that the Notes will be listed and posted for trading on any stock exchange or that application has been made to list the Notes of the Issuer on any stock exchange;

U.S. Representations and Warranties

(h)          The Investor represents and warrants either:

(i)          The Investor

(A)          is not, and is not purchasing the Notes for the account of or benefit of, a U.S. Person or a person in the United States;

(B)          was not offered Notes in the United States; and

(C)          did not execute or deliver this Agreement in the United States; OR

(ii)         The Investor a U.S. Person who is an "accredited investor" as defined in Rule 501(a) of Regulation D of the U.S. Securities Act; and

in the case of paragraph 5.3(h)(ii) above, the Investor has duly completed, executed and delivered to the Issuer the Certificate of U.S. Purchaser attached hereto as Schedule E, and represents, warrants and covenants to the Issuer as to the accuracy of all matters set out therein as at the date hereof and on the Closing Date;

(i)          Unless the Investor completes the Certificate of U.S. Purchaser included herein as Schedule E in connection with a purchase of the Notes made in reliance on Regulation E, the Investor additionally represents and warrants that:

(i)          the Investor does not have any agreement or understanding (either written or oral) with any U.S. Person or a person in the United States respecting:

(A)          the transfer or assignment of any rights or interests in any of the Notes;

(B)          the division of profits, losses, fees, commissions, or any financial stake in connection with this Subscription; or

(C)          the voting of the Shares underlying the Notes; and

(ii)         the Investor has no intention to distribute either directly or indirectly any of the Notes in the United States or to U.S. Persons; and

(iii)        the Investor represents that the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act;

(j)          The Investor acknowledges and agrees that:

(i)          the Notes have not been registered under the U.S. Securities Act, and may not be offered or sold in the United States or to a U.S. Person unless an exemption from such registration requirements is available;

(ii)         the Issuer has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of the Notes; and

(iii)        the Investor will not engage in any directed selling efforts (as defined by Regulation S under the U.S. Securities Act) in the United States in respect of the Notes, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of conditioning the market in the United States for the resale of the Notes;

Compliance with Resale Laws

(k)          the Investor will comply with Applicable Securities Laws and, if applicable, Rule 904 of Regulation S concerning the resale of the Notes, Warrants and the Shares underlying them and all related restrictions (and the Issuer is not in any way responsible for such compliance) and shall speak and consult with its own legal advisors with respect to such compliance;

Own Expense

(l)          the Investor acknowledges and agrees that all costs and expenses incurred by the Investor (including any fees and disbursements of any special counsel or other advisors retained by the Investor) relating to the purchase of the Notes shall be borne by the Investor;

International Investor

(m)          if the Investor is resident of an International Jurisdiction (meaning herein a country other than Canada or the United States) then:

(i)          the Investor is knowledgeable of securities legislation having application or jurisdiction over the Investor and the Offering (other than the laws of Canada and the U.S.) which would apply to this subscription;

(ii)         the Investor is purchasing the Notes pursuant to exemptions from any prospectus, registration or similar requirements under the laws of that International Jurisdiction and or, if such is not applicable, the Investor is permitted to purchase the Investor’s Notes, and the Issuer has no filing obligations in the International Jurisdiction;

(iii)        no laws in the International Jurisdiction require the Issuer to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and

(iv)         the Notes are being acquired for investment only and not with a view to resale and distribution within the International Jurisdiction.

6.                      Rockwell's Representations

6.1                     The Issuer represents and warrants to the Investor that, as of the date of this Subscription and at Closing hereunder:

(a)          the Issuer and its subsidiaries are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated;

(b)          the Issuer has complied, or will comply, with all applicable corporate and securities laws and regulations in connection with the offer, sale and issuance of the Notes, and in connection therewith has not engaged in any “direct selling efforts,” as such term is defined in Regulation S, or any “general solicitation or general advertising” as described in Regulation D;

(c)          the Issuer and its subsidiaries are the beneficial owners of the properties, business and assets or the interests in the properties, business or assets referred to in its Public Record and except as disclosed therein, all agreements by which the Issuer or its subsidiaries holds an interest in a property, business or asset are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

(d)          no Offering Memorandum has been or will be provided to the Investor;

(e)          the financial statements comprised in the Public Record accurately reflect the financial position of the Issuer as at the date thereof, and no adverse material changes in the financial position of the Issuer have taken place since the date of the Issuer’s last financial statements except as filed in the Public Record;

(f)          the creation, issuance and sale of the Notes by the Issuer does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Issuer is a party;

(g)          the Notes will, at the time of issue, be duly allotted, validly issued, fully paid and non-assessable and will be free of all liens, charges and encumbrances and the Issuer will reserve sufficient Notes in the treasury of the Issuer to enable it to issue the Notes;

(h)          this Subscription when accepted has been duly authorized by all necessary corporate action on the part of the Issuer and, subject to acceptance by the Issuer, constitutes a valid obligation of the Issuer legally binding upon it and enforceable in accordance with its terms;

(i)          neither the Issuer nor any of its subsidiaries is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Issuer’s knowledge no such actions, suits or proceedings have been threatened as at the date hereof, except as disclosed in the Public Record;

(j)          no order ceasing or suspending trading in the securities of the Issuer nor prohibiting sale of such securities has been issued to the Issuer or its directors, officers or promoters and to the best of the Issuer’s knowledge no investigations or proceedings for such purposes are pending or threatened; and

(k)          except as set out in the Public Record or herein, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option for the issue or allotment of any unissued convertible securities of the Issuer or any other security convertible or exchangeable for any such Notes or to require the Issuer to purchase, redeem or otherwise acquire any of the issued or outstanding Notes of the Issuer.

7.                       Covenants of Rockwell

7.1                      The Issuer hereby covenants with each Investor that it will:

(a)          offer, sell, issue and deliver the Notes pursuant to exemptions from the prospectus filing, registration or qualification requirements of Applicable Securities Laws and otherwise fulfil all legal requirements required to be fulfilled by the Issuer (including without limitation, compliance with all Applicable Securities Laws of the Principal Canadian Jurisdictions) in connection with the Offering;

(b)          use its best efforts to maintain its status as a “reporting issuer” not in default in Ontario, British Columbia, and Alberta ;

(c)          within the required time, file with the TSXV any documents, reports and information, in the required form, required to be filed by Applicable Securities Laws in connection with the Offering, together with any applicable filing fees and other materials;

(d)          the Issuer will use reasonable commercial efforts to satisfy as expeditiously as possible any conditions of the TSXV (the “Exchange Conditions”) required to be satisfied prior to the TSXV's acceptance of the Issuer’s notice of the Offering; and

(e)          use its best efforts to obtain all necessary approvals for this Offering.

8.                      No Contractual Right of Action for Rescission

8.1                   The Investor acknowledges that it is purchasing the Notes issued hereunder pursuant to an exemption which does not require delivery to the Investor of an offering memorandum, that it will not receive any Offering Memorandum in connection with this Subscription and therefore is not entitled to contractual rights of action or rescission.

9.                      Resale Restrictions and Legending of Notes and other Securities

9.1                   The Investor acknowledges that any resale of the Notes and any shares or warrants issued on conversion of the Notes or issued as further consideration will all be subject to resale restrictions contained in the Applicable Securities Laws applicable to the Issuer, the Investor or any proposed transferee. Investors with a Canadian or international address will receive a Note, Warrant and/or Share certificate bearing the following legend imprinted thereon:

“Unless permitted under securities legislation, the holder of the security must not trade the security before [four months plus one day from the Closing Date]”; and

“The securities underlying this certificate are listed on the TSX Venture Exchange (“TSXV”); however, the said securities cannot be traded through the facilities of TSXV since they are not freely transferable, and consequently any certificate representing such securities is not ‘good delivery’ in settlement of transactions on the TSXV until four months plus one day from the Closing Date].”

9.2                   Investors who are U.S Persons, have an address in the United States, or who execute this Agreement in the United States (which the Issuer will presume absent other evidence), will receive a certificate bearing the following legend imprinted thereon:

“The securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). The holder hereof, by purchasing such securities, agrees for the benefit of the Issuer that such securities may be offered, sold, pledged or otherwise transferred only (a) to the Issuer, (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act if applicable, (c) inside the United States (1) pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable State securities laws, or (2) in a transaction that does not require registration under the U.S. Securities Act or any applicable State laws and regulations governing the offer and sale of securities, and the holder has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Issuer. Provided that if the Issuer is a “foreign issuer” as that term is defined by Regulation S of the U.S. Securities Act at the time of sale, a new certificate bearing no restrictive legend, delivery of which will constitute “Good Delivery” may be obtained form the transfer agent, upon delivery of this certificate and a duly executed declaration, in form satisfactory to the Issuer and its transfer agent, to the effect that the sale of the securities represented hereby is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act.”

and that any certificate representing any Notes or Shares issued in exchange therefor or in substitution thereof will bear the same legend, provided, however, that if the Issuer is a “foreign issuer” as that term is defined by Regulation S under the U.S. Securities Act at the time of sale of any Notes, a new certificate bearing no legend may be obtained from the transfer agent upon delivery of the certificate evidencing such securities and a duly executed declaration, in a form satisfactory to the Issuer and the transfer agent to the effect that the sale of the securities is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act.

10.                      Consent to Disclosure of Information

10.1                   The Investor acknowledges and consents to the release by the Issuer of information regarding the Investor's subscription including the Investor's name, address, telephone number, e-mail address and the number of Notes purchased, in compliance with securities regulatory policies to regulatory authorities under Applicable Securities Laws and the Investor waives to the extent lawful, its rights under any Canadian or US privacy legislation.

11.                      General

11.1                   Time is of the essence hereof.

11.2                   Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

11.3                   The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may either before or after the execution of this Subscription Agreement be reasonably required to carry out the full intent and meaning of this Subscription Agreement.

11.4                   This Subscription Agreement shall be subject to, governed by and construed in accordance with the laws of British Columbia and the laws of Canada as applicable therein and the Investor hereby irrevocably attorns to the jurisdiction of the Courts situate therein.

11.5                   This Subscription Agreement may not be assigned by any party hereto.

11.6                   Without limitation, this Subscription Agreement and the transactions contemplated hereby are conditional upon and subject to the Issuer receiving the acceptance of the TSXV for this Subscription Agreement and the transactions contemplated hereby.

11.7                   The Issuer shall be entitled to rely on delivery of a facsimile copy of this Subscription Agreement, and acceptance by the Issuer of a facsimile copy of this Subscription Agreement shall create a legal, valid and binding agreement between the Investor and the Issuer in accordance with its terms.

11.8                   This Subscription Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

11.9                   This Subscription Agreement is deemed to be entered into on the acceptance date by Rockwell, notwithstanding its actual date of execution by the Investor.

11.10                  This Subscription Agreement, including, without limitation, the representations, warranties, acknowledgements and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties notwithstanding the completion of the purchase of the Notes by the Investor pursuant hereto, the completion of the issue of Notes of the Issuer and any subsequent disposition by the Investor of the Notes.

11.11                  The invalidity or unenforceability of any particular provision of this Subscription shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription.

11.12                  Except as expressly provided in this Subscription and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription contains the entire agreement between the parties with respect to the sale of the Notes and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Issuer, by the Investor, or by anyone else.

11.13                  All monetary amounts are Canadian Dollars.

SCHEDULE B

PERSONAL INFORMATION ACKNOWLEDGEMENT AND CONSENT

IN THE MATTER OF PERSONAL INFORMATION PROVIDED TO
ROCKWELL VENTURES INC. (the “Issuer”)

ALL Investors must complete this Acknowledgement

“Personal Information” means any information about the undersigned and includes information obtained from the undersigned through written or oral means between the undersigned and the Issuer, its agents or representatives.

ACKNOWLEDGEMENT AND CONSENT:

I, the undersigned, have read and understand the TSXV Personal Information Acknowledgement set out below.

I hereby consent to and authorize:

(1)          the disclosure of my Personal Information to the TSXV Group and its affiliates, authorized agents, subsidiaries and divisions, including the Toronto Stock Exchange (collectively referred to as “the Exchange”) as requested from the Exchange;

(2)          the collection, use and disclosure of my Personal Information by the Exchange for the purposes described below under “TSXV Personal Information Acknowledgement” or as otherwise identified by the Exchange, from time to time;

(3)          the disclosure of my Personal Information to the British Columbia Notes Commission and any other applicable regulatory authority (collectively referred to as the “Regulatory Authorities”) as requested from the Regulatory Authorities; and

(4)          the collection (whether direct or indirect), use and disclosure of my Personal Information by the Regulatory Authorities for such purposes as are identified by the Regulatory Authorities from time to time.

Dated ____________________________________________, 2006.

Name of Investor [Please Print]

Signature of Investor or Authorized Signatory of Investor

Name and Office of Authorized Signatory of Subscribed
[Please Print]

Address of Investor

TSXV Personal Information Acknowledgement

TSXV Group and its affiliates, authorized agents, subsidiaries and divisions, including the Toronto Stock Exchange (collectively referred to as “the Exchange”) collect Personal Information in certain Forms that are submitted by the individual and/or by an Issuer or Applicant and use it for the following purposes:

  to conduct background checks,
  to verify the Personal Information that has been provided about each individual, to consider the suitability of the individual to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of the Issuer or Applicant, to consider the eligibility of the Issuer or Applicant to list on the Exchange, to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Issuer, or its associates or affiliates, to conduct enforcement proceedings, and
  to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

As part of this process, the Exchange also collects additional Personal Information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.

The Personal Information the Exchange collects may also be disclosed:

(a)          to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and

(b)          on the Exchange’s website or through printed materials published by or pursuant to the directions of the Exchange.

The Exchange may from time to time use third parties to process information and/or provide other administrative services. In this regard, the Exchange may share the information with such third party service providers.

SCHEDULE C

REPRESENTATION LETTER

(FOR ACCREDITED INVESTORS)

TO:                   Rockwell Ventures Inc. (“Rockwell”)

In connection with the purchase of Convertible Notes in the capital of Rockwell (“Notes”) by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the “Subscriber” for the purposes of this Schedule C), the Subscriber hereby represents, warrants, covenants and certifies to Rockwell that:

1.

The Subscriber is purchasing the Notes as principal for its own account or is deemed to be acting as principal pursuant to National Instrument 45-106 entitled “Prospectus and Registration Exemptions” (“NI 45-106”);

2.	The Subscriber is an “accredited investor” within the meaning of NI 45-106 by virtue of satisfying the indicated criterion as set out in Appendix “A” to this Representation Letter; and

3.	Upon execution of this Schedule C by the Subscriber, this Schedule C shall be incorporated into and form a part of the Subscription Agreement.

Dated: _________________________, 2006.

Print name of Subscriber

By:
Signature

Print name of Signatory (if different from Subscriber)

Title

IMPORTANT: PLEASE INITIAL APPENDIX “A” ON THE NEXT PAGE

APPENDIX “A”

TO SCHEDULE C

Accredited Investor - (defined in NI 45-106) means:

[ ]

(a)          an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

[ ]

(b)          an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

[ ]	(c) an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

[ ]	(d) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

[ ]

(e)          a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

[ ]	(f) a Canadian financial institution, or a Schedule III bank;

[ ]	(g) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

[ ]

(h)          a subsidiary of any person referred to in paragraphs (f) or (g), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

[ ]

(i)          a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

[ ]	(j) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (i);

[ ]	(k) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

[ ]

(l)          a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

[ ]	(m) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

[ ]	(n) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

[ ]	(o) an investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution;

(ii)	a person that acquires or acquired securities in the circumstances referred to in Sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds] of NI 45-106; OR

(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under Section 2.18 [Investment fund reinvestment] of NI 45-106;

[ ]

(p)          an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

[ ]

(q)          a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

[ ]	(r) a person acting on behalf of a fully managed account managed by that person, if that person

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund;

[ ]

(s)          a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

[ ]	(t) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (f) to (i) or paragraph (n) in form and function;

[ ]	(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; OR

[ ]	(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i) an accredited investor; or

(ii) an exempt purchaser in Alberta or British Columbia after NI 45-106 comes into force;

and for purposes hereof:.

(a)	"Canadian financial institution" means

(i)

an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of the Cooperative Credit Associations Act (Canada), or

(ii)

a bank, loan corporation, trust company , trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)	"control person" has the meaning ascribed to that term in securities legislation except Ontario where "control person" means any person that holds or is one of a combination of persons that hold

(i) a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

	(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer;

(c)

"eligibility adviser" means a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed;

(d)	"executive officer" means, for an issuer, an individual who is

	(i)	a chair, vice-chair or president,

	(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,

	(iii)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

	(iv)	performing a policy-making function in respect of the issuer;

(e)	"financial assets" means (i) cash, (ii) securities or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(f)	"founder" means, in respect of an issuer, a person who,

	(i)	acting alone, in conjunction or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

	(ii)	at the time of the trade is actively involved in the business of the issuer;

(g)

"fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(h)	"investment fund" has the meaning ascribed thereto in National Instrument 81-106 - Investment Fund Continuous Disclosure;

(i)	"person" includes

	(i)	an individual,

	(ii)	a corporation,

	(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

	(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(j)	"related liabilities" means

	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

	(ii)	liabilities that are secured by financial assets.

(k)	"spouse" means, an individual who,

	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)

in Alberta, is an individual referred to in paragraph (i) or (ii) immediately above or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(l)	"subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

Affiliated Entities and Control

1.	An issuer is considered to be an affiliate of another issuer if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

2.	A person (first person) is considered to control another person (second person) if

(a)

the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless the first person holds the voting securities only to secure an obligation,

	(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests in the partnership, or

	(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

SCHEDULE D

REPRESENTATION LETTER

(FOR FAMILY, FRIENDS AND BUSINESS ASSOCIATES)

TO:              Rockwell Ventures Inc. (“Rockwell”)

In connection with the purchase of Convertible Notes of Rockwell (“Notes”) by the undersigned subscriber, or if applicable, the principal on whose behalf the undersigned is purchasing as agent (the “Subscriber” for the purposes of this Schedule D); the Subscriber hereby represents, warrants, covenants and ratifies to Rockwell that:

1.		The Subscriber is resident in or is subject to the laws of a Province of Canada other than Ontario;

2.		The Subscriber is purchasing the Notes as principal for its own account;

3.		It is (please initial):

____	(a)	a founder, director, executive officer or control person of Rockwell, or of an affiliate of Rockwell; or

____	(b)	a spouse, parent, grandparent, brother, sister or child of a founder, director, executive officer or control person of Rockwell, or of an affiliate of Rockwell; or

____	(c)	a parent, grandparent, brother, sister or child of the spouse of a director, senior officer or control person of Rockwell or of an affiliate of Rockwell; or

____	(d)	a close personal friend of a founder, director, executive officer or control person of Rockwell, or of an affiliate of Rockwell, the details of whose relationship is as follows; or

Length of Relationship

Details of Relationship

____	(e)	a close business associate of a founder, director, executive officer or control person of Rockwell, or of an affiliate of Rockwell, the details of whose relationship is as follows; or

Length of Relationship

Prior Business Dealings

Details of Relationship

____	(f)

a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in paragraphs (a) to (e) (and in the case of paragraphs (d) or (e), the following information is provided):

Length of Relationship

Prior Business Dealings (if applicable)

Details of Relationship

____	(g)

a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in paragraphs (a) to (e) (and in the case of paragraphs (d) or (e), the following information is provided):

Length of Relationship

Prior Business Dealings (if applicable)

Details of Relationship

4.                  The Subscriber represents and warrants that it is not resident in Saskatchewan.

5.                  For the purposes hereof, words and phrases used in this representation letter and which are defined in NI 45-106 shall have the meaning ascribed thereto in NI 45-106.

6.                  Upon execution of this Schedule D by the Subscriber, this Schedule D shall be incorporated into and form a part of the Subscription Agreement.

Dated: _______________________, 2006.

Print name of Subscriber

By:
Signature

Print name of Signatory (if different from Subscriber)

Title

SCHEDULE E

CERTIFICATE OF U.S. PURCHASER

This form must be completed by United States investors.

A “United States investor” is any person in the United States or any “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended. This will include (a) any natural person resident in the United States; (b) any partnership or corporation organized or incorporated under the laws of the United States; (c) any trust of which any trustee is a U.S. person; (d) any partnership or corporation organized outside the United States by a U.S. person principally for the purpose of investing in securities not registered under the U.S. Securities Act of 1933, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts; (e) any estate of which any executor or administrator is a U.S. person.

2.                                   The Investor covenants, represents and warrants to Rockwell Ventures Inc. (the “Issuer”) that:

(a) it understands that the Notes have not been and will not be registered under the U.S. Securities Act and that the sale contemplated hereby is being made in reliance on the exemption from such registration requirement provided by Rule 506 of Regulation D;

(b) it acknowledges that it has not purchased the Notes as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(c) it understands and agrees that there may be material tax consequences to the Investor of an acquisition, disposition or exercise of any of the Notes. The Issuer gives no opinion and makes no representation with respect to the tax consequences to the Investor under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such securities. In particular, no determination has been made whether the Issuer will be a “passive foreign investment company” (“PFIC”) within the meaning of Section 1291 of the United States Internal Revenue Code;

(d) it understands and agrees that the financial statements of the Issuer have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(e) it understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, the certificates representing the Notes will bear a legend in substantially the following form:

“The securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). The holder hereof, by purchasing such securities, agrees for the benefit of the Issuer that such securities may be offered, sold, pledged or otherwise transferred only (a) to the Issuer, (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act if applicable, (c) inside the United Sates (1) pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable State securities laws, or (2) in a transaction that does not require registration under the U.S. Securities Act or any applicable State laws and regulations governing the offer and sale of securities, and the holder has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to Rockwell. Provided that if Rockwell is a “foreign issuer” as that term is defined by Regulation S of the U.S. Securities

Act at the time of sale, a new certificate bearing no restrictive legend, delivery of which will constitute “Good Delivery” may be obtained form the transfer agent, upon delivery of this certificate and a duly executed declaration, in form satisfactory to Rockwell and its transfer agent, to the effect that the sale of the securities represented hereby is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act.”

If the Issuer is a “foreign issuer” within the meaning of Regulation S under the U.S. Securities Act at the time of sale, a new certificate, which will constitute “good delivery”, will be made available to the Investor upon provision by the Investor to the transfer agent of a declaration (in the form attached as Appendix “A”) that the sale of the securities represented thereby is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act.

(f) it consents to the Issuer making a notation on its records or giving instruction to the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described herein;

(g) if an individual, it is a resident of the state or other jurisdiction listed in its address on the signature page of the Subscription Agreement, or if the Investor is not an individual, the office of the Investor at which the Investor received and accepted the offer to purchase the Issuer’s Notes is the address listed on the signature page of the Subscription Agreement.

(h) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes and it is able to bear the economic risk of loss of its entire investment;

(i) the Issuer has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Issuer as it has considered necessary or appropriate in connection with its investment decision to acquire the Notes;

(j) it is acquiring the Notes for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Notes in violation of the United States securities laws;

(k) if it decides to offer, sell or otherwise transfer any of the Notes, it will not offer, sell or otherwise transfer any of such Notes directly or indirectly, unless

(i)                  the sale is to the Issuer;

(ii)                  the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(iii)                  the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “Blue Sky” laws; or

(iv)                  the Notes are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and, in the case of clauses (ii) or (iv) above, it has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Issuer;

(l) It is an “accredited investor” as defined in Regulation D by virtue of satisfying one or more of the categories indicated below (please place your initials on the appropriate line(s)):

_______	Category 1.	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

_______	Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

_______	Category 3.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

_______	Category 4.	An insurance company as defined in Section 2(13) of the U.S. Securities Act; or

_______	Category 5.	An investment company registered under the Investment Issuer Act of 1940; or

_______	Category 6.	A business development company as defined in Section 2(a)(48) of the Investment Issuer Act of 1940; or

_______	Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

_______	Category 8.

A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000; or

_______	Category 9.

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

_______	Category 10.	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or

_______	Category 11.

An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Notes, with total assets in excess of US$5,000,000; or

_______	Category 12.	A director, executive officer or general partner of the Issuer; or

_______	Category 13.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds US$1,000,000; or

_______	Category 14.

A natural person who had an individual income in excess of US$200,000 in each year of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_______	Category 15.

A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

_______	Category 16.	An entity in which each of the equity owners meets the requirements of one of the above categories.

ONLY UNITED STATES INVESTORS NEED TO COMPLETE AND SIGN

Date

Duly authorized signatory for Investor

(Print name of Investor)

Appendix “A” to

CERTIFICATE OF U.S. PURCHASER

Form of Declaration for Removal of Legend

TO:      Registrar and transfer agent for the Notes of Rockwell Ventures Inc. (“Rockwell”).

The undersigned (A) acknowledges that the sale of the securities of Rockwell to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not an “affiliate” of Rockwell (as that term is defined in Rule 405 under the U.S. Securities Act); (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the TSXV and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U. S. Securities Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated _______________200_.

X _________________________________________________
Signature of individual (if Purchaser is an individual)

X _________________________________________________
Authorized signatory (if Purchaser is not an individual)

Name of Purchaser (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)